UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2011

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2011, Energy Focus, Inc. (the "Company") announced the appointment of Mark J. Plush, age 62, as its Vice President of Finance and Chief Financial Officer. Mr. Plush brings over 28 years of financial management experience with Keithley Instruments, the last twelve years as Vice President and Chief Financial Officer.

Under an offer letter dated June 22, 2011, Mr. Plush will receive an annual salary of $175,000 and will be entitled to the Company’s standard employee benefit package. Mr. Plush’s employment will be "at will", so that either party may terminate the relationship at any time for any reason.

The Board of Directors has granted Mr. Plush the option to purchase 200,000 shares of the Company’s common stock through the Company’s Incentive Stock Option Plan. The options will vest over four years.

Other than the June offer letter as described above, there have been no arrangements or understandings between Mr. Plush and any other person relating to his appointment. There have been no transactions since the beginning of the Company’s 2011 fiscal year, or before, and none are currently proposed, between Mr. Plush and us or any of our directors or executive officers. There is no family relationship between Mr. Plush and any of our directors or executive officers.

Item 7.01 Regulation FD Disclosure.

On July 6, 2011, the Company issued a press release announcing the change in our chief financial officer. A copy of that press release is furnished as Exhibit 99.1 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

July 6, 2011	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 6, 2011